EXHIBIT (j)(3)

Independent Auditors' Consent

The Board of Trustees of Ivy Funds
Ivy Bond Fund
Ivy Mortgage Securities Fund:

We consent to the use of our report dated November 7, 2003 on the Advantus Bond Fund, Inc. and Advantus Mortgage Securities Fund, Inc., incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "AUDITORS" and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

KPMG LLP

Minneapolis, Minnesota
January 28, 2004